EXHIBIT 11
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


Historical weighted average number of shares outstanding is summarized as follows:

      Common stock outstanding                                  680,782
      Warrants outstanding                      288,160
      Less treasury stock that could be
       repurchased with proceeds of
       exercised warrants                       (91,800)
                                               --------
      Assumed exercise of warrants                              196,360
                                                                -------
      Historical weighted average number of
       shares outstanding                                       877,142
                                                                -------
                                                                -------

Historical per share information is not considered relevant as it would differ materially from pro forma per share data, given the contemplated acquisition of Fremont Golf Center, 90% of the limited partnership interests in Illinois Center Golf Partner, L.P. and Goose Creek Golf Partners Limited Partnership, the sale of 576,881 shares of common stock in an Initial Public Offering ("IPO") and the convertible subordinated notes not being considered a common stock equivalent in computing primary earnings per share. Convertible subordinates notes are not considered common stock equivalents in the computation of primary and fully diluted loss per share since their inconclusion would be anti-dilutive.

                                                                     YEAR            SIX MONTHS
                                                                     ENDED             ENDED
PRIMARY EARNINGS PER SHARE                                     DECEMBER 31, 1995   JUNE 30, 1996
- --------------------------                                     -----------------   -------------
Pro forma net loss                                                $(2,237,810)      $(1,356,548)
                                                                  -----------       -----------
                                                                  -----------       -----------
Shares:
     Historical shares outstanding                                    877,142           877,142
     Shares to be issued in IPO                                       576,881 (1)       576,881 (1)
                                                                  -----------       -----------
Pro forma weighted average number of
   shares outstanding                                               1,454,023         1,454,023
                                                                  -----------       -----------
                                                                  -----------       -----------
Primary net loss per share                                        $     (1.54)      $      (.93)
                                                                  -----------       -----------
                                                                  -----------       -----------

(1) Issuance of 576,881 shares of common stock in the IPO associated with the entities reflected in the pro forma information. The shares of the offering whose proceeds will be used for future acquisitions and working capital have been excluded in the pro forma computation of earnings per share.

                                                                     YEAR            SIX MONTHS
                                                                     ENDED             ENDED
PRIMARY EARNINGS PER SHARE                                     DECEMBER 31, 1995   JUNE 30, 1996
- --------------------------                                     -----------------   -------------
Pro forma net loss                                                $(2,237,810)      $(1,356,548)
                                                                  -----------       -----------
                                                                  -----------       -----------
Shares:
     Historical shares outstanding                                    877,142           877,142
     Shares to be issued in IPO                                       576,881 (1)       576,881 (1)
                                                                  -----------       -----------
Pro forma weighted average number of
   shares outstanding                                               1,454,023         1,454,023
                                                                  -----------       -----------
                                                                  -----------       -----------
Fully diluted loss per share                                      $     (1.54)      $      (.93)
                                                                  -----------       -----------
                                                                  -----------       -----------

(1) Issuance of 576,881 shares of common stock in the IPO associated with the entities reflected in the pro forma information. The shares of the offering whose proceeds will be used for future acquisitions and working capital have been excluded in the pro forma computation of earnings per share.



ADDITIONAL FULLY DILUTED COMPUTATION
- ------------------------------------

This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.



                                                                     YEAR            SIX MONTHS
                                                                     ENDED             ENDED
PRIMARY EARNINGS PER SHARE                                     DECEMBER 31, 1995   JUNE 30, 1996
- --------------------------                                     -----------------   -------------
Pro forma net loss                                                $(2,237,810)      $(1,356,548)
Add:  interest on 12% convertible subordinated notes                  243,000           101,250
Add:  amortization of debt issue costs on 12% convertible
      subordinated notes                                              110,846            55,423
Add:  interest on 6% convertible notes                                147,735            73,868
                                                                  -----------       -----------
Net loss, as adjusted                                             $(1,736,229)      $(1,126,007)
                                                                  -----------       -----------
                                                                  -----------       -----------

Additional adjustment to weighted average number of
  shares outstanding:
   Pro forma weighted average number of shares
     outstanding                                                    1,454,023         1,454,023
   12% convertible subordinated notes                                 553,571           553,571
   6% convertible notes                                               351,750           351,750
   Outstanding warrants related to the 6% convertible notes           157,500           157,500
                                                                  -----------       -----------
                                                                  -----------       -----------
 Weighted average number of shares outstanding, as adjusted         2,516,844         2,516,844
                                                                  -----------       -----------
                                                                  -----------       -----------
 Fully diluted net loss per share                                 $      (.69)      $      (.45)
                                                                  -----------       -----------
                                                                  -----------       -----------